UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 23, 2007 (February 1, 2007)

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit D, Block 2, Tian An Cyber Park
Chegongmiao, Shenzhen, Guangdong, 518040
People’s Republic of China
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (+86) 755 -8835-2899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On February 1, 2007 and February 6, 2007, China Public Security Technology, Inc. (formerly, Irish Mag, Inc.) (the “Company”) reported its consummation of a private placement pursuant to which the Company sold to two accredited investors 7,868,422 shares of the Company’s common stock, for a purchase price, in the aggregate, of $14,950,001.80 or $1.90 per share (the “Placement”). The Company also disclosed its payment of fees, in the form of cash and warrants to purchase 550,789 shares of common stock of the Company, to Roth Capital Partners, LLC, or Roth, as placement agent, and to Oppenheimer & Co, Inc., or Oppenheimer, as finder in connection with the Placement.

On February 1, 2007, the Company also paid to First Asia Finance Group Limited, or First Asia, as compensation for consulting services in connection with the Placement, a cash fee equal to 3% of the gross proceeds received from the Placement, and issued First Asia a warrant to purchase 236,052 shares of common stock of the Company, representing 3% of the gross proceeds received from the Placement divided by the per share price. The Roth, Oppenheimer and First Asia warrants have a term of five years, are exercisable immediately on issuance and have an exercise price of $2.28 per share, subject to the usual adjustments for certain corporate events. For details regarding the Placement see the current report on Form 8-K filed by the Company on February 1, 2007. A form of the warrant issued to each of Roth, Oppenheimer and First Asia is attached hereto as Exhibit 4.1.

The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

4.1	Form of Warrant (granted February 1, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

Dated: February 23, 2007	By:	/s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant (granted February 1, 2007).